EXHIBIT 2.1


                                American Cellular
                         IDS Cellular Compensation Plan

                    Commission: 65% of Sprint PCS Commission

                        INDEPENDENT CONTRACTORS AGREEMENT


This Agreement is made as of November 1, 2000, between AMERICAN CELLULAR, INC. (Contractor) and IDS CELLULAR, INC. (Independent Contractor) for the following services to be performed by the lndependent Contractor:

--------------------------------------------------------------------------------

Independent Contractor agrees to pay for all costs necessary in the performance of this Contract including, but not limited to, taxes, insurance, helpers, tools, meals, transportation and clothing for the contract price of: See Compensation Plan

--------------------------------------------------------------------------------

And to invoice Contractor promptly for services, which shall be paid as follows:
Commission paid Bi-weekly of the following week they were earned.

TAXES - All taxes, including, but not limited to, income, self-employment and unemployment taxes will be the responsibility of the Independent Contractor. Any penalties or interest for late or unpaid taxes assessed for any reason whatsoever pertaining to this Agreement, including that the Independent Contractor is an employee, will be the responsibility of the Independent Contractor.

INSURANCE - Independent Contractor shall be responsible for all insurance required in the performance of this Agreement, including, but not limited to, Worker's Compensation and General Liability.

In the event that the Independent Contractor elects to be exempt from coverage for Worker's Compensation Insurance, and the Contractor is found to be liable for the premiums, then the Independent Contractor agrees to reimburse the Contractor for the premiums paid on Independent Contractor's behalf

PERFORMANCE, RESPONSIBILITY AND CONTROL - The Independent Contractor will have the sole responsibility to:

- Control the procedures for accomplishing the contracted services. Any helpers that might be required by the Independent Contractor will be his/her responsibility, including the training, employing and compensating of such helpers.

- Complete this contract under the agreed time limitations, if any, and agreed contract price, and the Independent Contractor understands that he/she cannot quit or be fired except for fraud, theft, misrepresentations, and negligence of failure to perform.

- Provide any tools required. The selection of tools, their type and cost shall be the responsibility of the Independent Contractor. Contractor, if agreed upon in writing. will provide assistance in the financing of such tools. All material and equipment provided by AMERICAN CELLULAR, INC. must be returned if our agreement is terminated.

COMPLETE AGREEMENT - This Agreement contains the entire understanding between the parties. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented shall be deemed to bind the parties hereto. Independent Contractor acknowledges entering into this Agreement solely on the basis of the representations contained herein.

APPLICABLE LAW - This Agreement shall be construed to be in accordance with the laws of the State of Florida and Independent Contractor agrees to comply with all applicable laws in performance of such services under this Contract.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written above.



/s/ Krause                                /s/ R. B. Kline
---------------------------------         --------------------------------------
CONTRACTOR                                INDEPENDENT CONTRACTOR

                                          Print Name: R. B. Kline
                                                      --------------------------

                                          Federal I.D.# or S.S.# _______________

                        INDEPENDENT CONTRACTORS AGREEMENT

         This Agreement is made as of December 1, 2000 between GT GLOBAL COMMUNICATIONS, INC. (Contractor) and IDS CELLULAR, INC. (Independent Contractor) for the following services to be performed by the Independent
Contractor:

--------------------------------------------------------------------------------

Independent Contractor agrees to pay for all costs necessary in the performance of this Contract including, but not limited to, taxes, insurance, helpers, tools, meals, transportation and clothing for the contract price of: See Compensation Plan

--------------------------------------------------------------------------------

And to invoice Contractor promptly for services, which shall be paid as follows:
Commission paid Bi-weekly of the following week they were earned.

TAXES - All taxes, including, but not limited to, income, self-employment and unemployment taxes will be the responsibility of the Independent Contractor. Any penalties or interest for late or unpaid taxes assessed for any reason whatsoever pertaining to this Agreement, including that the Independent Contractor is an employee, will be the responsibility of the Independent Contractor.

INSURANCE - Independent Contractor shall be responsible for all insurance required in the performance of this Agreement, including, but not limited to, Worker's Compensation and General Liability.

In the event that the Independent Contractor elects to be exempt from coverage for Worker's Compensation Insurance, and the Contractor is found to be liable for the premiums, then the Independent Contractor agrees to reimburse the Contractor for the premiums paid on Independent Contractor's behalf.

PERFORMANCE, RESPONSIBILITY AND CONTROL - The Independent Contractor will have the sole responsibility to:

- Control the procedures for accomplishing the contracted services. Any helpers that might be required by the Independent Contractor will be his/her responsibility, including the training, employing and compensating of such helpers.

- Complete this contract under the agreed time limitations, if any, and agreed contract price, and the Independent Contractor understands that he/she cannot quit or be fired except for fraud, theft, misrepresentations, and negligence of failure to perform.

- Provide any tools required. The selection of tools, their type and cost shall be the responsibility of the Independent Contractor. Contractor, if agreed upon in writing. will provide assistance in the financing of such tools. All material and equipment provided by GT GLOBAL COMMUNICATIONS must be returned if our agreement is terminated.

COMPLETE AGREEMENT - This Agreement contains the entire understanding between the parties. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented shaft be deemed to bind the parties hereto. Independent Contractor acknowledges entering into this Agreement solely on the basis of the representations contained herein.

APPLICABLE LAW - This Agreement shall be construed to be in accordance with the laws of the State of Florida and Independent Contractor agrees to comply with all applicable laws in performance of such services under this Contract.

IN WITNESS HEREOF, the parties have signed this Agreement as of the date written above.



/s/ Managing Partner                      /s/ R. B. Kline
------------------------------            --------------------------------------
CONTRACTOR                                INDEPENDENT CONTRACTOR

                                          Print Name: R. B. Kline
                                                      --------------------------

                                          Federal I.D.# or S.S.#XXXXXXXXXX


                                        2